UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 7, 2008
Guaranty Financial Group Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-33661	74-2421034

(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South
Austin, Texas	78746

(Address of Principal Executive Offices)	(Zip Code)
(512) 434-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;
Item 2.03 Creation of a Direct Financial Obligation; and
Item 3.02 Unregistered Sales of Equity Securities
     Guaranty Financial Group Inc. (the “Company”) has entered into Investment Agreements, each dated as of June 7, 2008 (the “Investment Agreements”) with several institutional investors (collectively, the “Stock Investors”), including TRT Financial Holdings, LLC (“TRT”), and Icahn Partners LP and certain of its affiliated companies (collectively “Icahn Partners”) under which the Company has agreed to sell 5.54 million shares of its Series B Mandatory Convertible Perpetual Cumulative Preferred Stock (the “Series B Preferred Stock”) to the Stock Investors for aggregate consideration of approximately $286.6 million. Additionally, on June 7, 2008, the Company and its subsidiary, Guaranty Bank (“Guaranty Bank”), entered into a Purchase Agreement dated June 7, 2008 (the “Purchase Agreement”), with the Stock Investors and other institutional investors (collectively, the “Unit Investors”), under which the Company and Guaranty Bank agreed to sell to the Unit Investors, for an aggregate consideration of $275 million, units (the “Units”) consisting of subordinated notes of Guaranty Bank (the “Subordinated Notes”) with an aggregate original principal amount of $275 million and 638,000 shares of Series B Preferred Stock. The Stock Investors and Unit Investors include several of the Company’s largest stockholders, and the sale to them under the Investment Agreements and the Purchase Agreement is being made as a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to an exemption under Section 4(2) thereof.
     Each share of the Series B Preferred Stock will initially be convertible into ten shares of the Company’s common stock. The conversion price per share of common stock will be subject to a scheduled price reduction of $.50 per share every six months until stockholder approval of the conversion feature of the Series B Preferred Stock is obtained and receipt of regulatory approvals, to the extent required, subject to a minimum conversion price per share of $3.00. Dividends on the Series B Preferred Stock are cumulative and initially accrue at the rate of 14% per year. The dividend rate will increase 2% every six months following the initial stockholder meeting held to consider approval of the conversion feature of the Series B Preferred Stock if and until (subject to a maximum rate of 18% per year) stockholder approval is obtained. The Series B Preferred Stock is mandatorily convertible if and when stockholder approval and regulatory approvals, to the extent required, for conversion of the Series B Preferred Stock are received. The Company is obligated to call a stockholder meeting to approve the conversion feature of the Series B Preferred Stock as promptly as practicable following closing and the issuance of the Series B Preferred Stock pursuant to the terms of the Investment Agreements. Each Stock Investor executing an Investment Agreement is required to vote any shares of common stock it owns in favor of the conversion of the Series B Preferred Stock to the extent it is permitted to under the applicable rules of the New York Stock Exchange.
     The Company’s, the Stock Investor’s and the Unit Investor’s respective obligations to close under the Investment Agreements and the Purchase Agreement are subject to conditions, including obtaining approvals of the United States Department of Treasury Office of Thrift Supervision (the “OTS”) for the issuance of the Series B Preferred Stock, to the extent required, and the treatment of the Subordinated Notes as Tier 2 Capital.
     The Subordinated Notes will bear interest at an annual rate of 12% and mature on the tenth anniversary of the date of issuance and are callable after the fifth anniversary of the date of issuance. Interest payments on the Subordinated Notes will be due semiannually in arrears on the last business day of each June and December commencing on December 31, 2008. The Subordinated Notes are subordinated as to principal, interest and premium, if any, to all claims against Guaranty Bank that have the same priority as savings accounts or higher, and interest is subordinate to Guaranty Bank’s obligations to its depositors, its obligations under bankers’ acceptances and letters of credit, and its obligations to its other creditors, including its obligations to the Federal Reserve Bank and the Federal Deposit Insurance Corporation.
     In connection with the sale of the Series B Preferred Stock and the Units as described above, the Company entered into letter agreements with Icahn Partners (the “Icahn Letter”) and TRT (the “TRT Letter”). Under the Icahn Letter, Icahn Partners and the Company’s Nominating and Governance Committee (the “Committee”) are to cooperate and work jointly to identify a qualified candidate that is acceptable to both the Icahn Partners and the Committee to serve as a director of the Company. The Icahn Letter also provides that Icahn Partners will have pre-emptive rights with regard to the issuance of specified securities by the Company for one year following the issuance of the Series B Preferred Stock. Among other things, the TRT Letter amends provisions of TRT’s prior Investment Agreement with the Company dated May 26, 2008 to conform certain definitions to those in the Icahn Letter.
     The Company’s financial advisor and placement agent with respect to the sale of the Series B Preferred Stock and Units is Keefe, Bruyette & Woods, Inc. (“KBW”).

     This description of the Investment Agreements, the Purchase Agreement, the Subordinated Notes, the Icahn Side Letter and the TRT Side Letter is a summary and does not purport to be a complete description of all of the terms of such agreement, and is qualified in its entirety by reference to:
•	the form of the Certificate of Designations, Preferences and Rights of the Series B Preferred Stock, which is attached hereto as Exhibit 3.1;

•	the form of Subordinated Note, which is attached hereto as Exhibit 4.1;

•	the Investment Agreement between the Company and TRT, which is attached hereto as Exhibit 10.1;

•	the Investment Agreement between the Company and Icahn Partners, which is attached hereto as Exhibit 10.2;

•	the form of Investment Agreement with investors other than Icahn Partners and TRT, which is attached hereto as Exhibit 10.3;

•	the Purchase Agreement, which is attached hereto as Exhibit 10.4;

•	the Icahn Letter, which is attached hereto as Exhibit 10.5;

•	the TRT Letter, which is attached hereto as Exhibit 10.6; and

•	the KBW Agency Agreement, which is attached hereto as Exhibit 10.7.
Item 8.01 Other Events.
     On June 5, 2008, the OTS asked that Guaranty Bank’s board of directors adopt a resolution confirming that Guaranty Bank will maintain capital ratios at certain levels prescribed by the OTS. The board resolution does not constitute a “memorandum of understanding” and neither Guaranty Bank nor the Company currently expects to receive a “memorandum of understanding.” Specifically, the resolution would affirm that Guaranty Bank’s Core and Risk-based capital ratios would be maintained at 8% and 11% respectively.  Each of these ratios exceeds the minimum thresholds for being deemed “well capitalized” under OTS regulations.  The resolution would also restrict dividends payable by Guaranty Bank to the extent that such payments would cause Guaranty Bank to fall below the capital ratio thresholds identified above.  The resolution would also impose certain reporting requirements on Guaranty Bank, most of which the bank adheres to already. In addition, the resolution requires the preparation and submission to the OTS of a revised “Business Plan” and requires Guaranty Bank to take certain specified actions to implement the requirements of the resolution.
     The Company has previously filed a registration statement (file no. 333-150558) with the Securities and Exchange Commission relating to a proposed rights offering, and announced June 17, 2008 or such later date as the registration statement is declared effective as the record date for the rights offering. The Company is currently evaluating the structure and size of the rights offering in light of the private placements described above.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
3.1	Form of Certificate of Designations Rights and Preferences of the Company’s Series B Mandatory Convertible Perpetual Cumulative Preferred Stock

4.1	Form of Subordinated Note

10.1	Investment Agreement dated June 7, 2008 by and between the Company and TRT Financial Holdings, LLC

10.2	Investment Agreement dated June 7, 2008 by and between the Company and Icahn Partners, LP

10.3	Form of Investment Agreement entered into by the Company and investors other than Icahn Partners and TRT

10.4	Purchase Agreement dated June 7, 2008 by and among the Company and the purchasers named therein

10.5	Letter Agreement dated June 7, 2008 by and between the Company and Icahn Partners, LP

10.6	Letter Agreement dated June 7, 2008 by and between the Company and TRT Financial Holdings, LLC

10.7	Agency Agreement between the Company, Guaranty Bank and Keefe, Bruyette & Woods, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2008	Guaranty Financial Group Inc.
	By:	/s/ Scott A. Almy
Scott A. Almy
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX
3.1	Form of Certificate of Designations Rights and Preferences of the Company’s Series B Mandatory Convertible Perpetual Cumulative Preferred Stock

4.1	Form of Subordinated Note

10.1	Investment Agreement dated June 7, 2008 by and between the Company and TRT Financial Holdings, LLC

10.2	Investment Agreement dated June 7, 2008 by and between the Company and Icahn Partners, LP

10.3	Form of Investment Agreement entered into by the Company and investors other than Icahn Partners and TRT

10.4	Purchase Agreement dated June 7, 2008 by and among the Company and the purchasers named therein

10.5	Letter Agreement dated June 7, 2008 by and between the Company and Icahn Partners, LP

10.6	Letter Agreement dated June 7, 2008 by and between the Company and TRT Financial Holdings, LLC

10.7	Agency Agreement between the Company, Guaranty Bank and Keefe, Bruyette & Woods, Inc.

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